SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  October 16, 1998



                                PowerTrader, Inc.
                  ---------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



            Delaware                  000-22329              98-0163116
      ---------------------         ------------           ---------------
  (State or Other Jurisdiction       (Commission            (IRS Employer
        of Incorporation)           File Number)         Identification No.)



885 Dunsmuir Street, Suite 591, Vancouver, BC                      V6C 1N5
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(Address of Principal Executive Offices)                         (Zip Code)



                                 (604) 685-1529
                          -----------------------------

              (Registrant's telephone number, including area code)

                                 Not applicable.
         (Former name or former address, if changed since last report.)

ITEM 1.  Change in Control of Registrant.

         On October 16, 1998, Financial Models, Inc. a corporation incorporated in Ontario, Canada ("Financial"), acquired a controlling interest in PowerTrader, Inc., a Delaware corporation ("PowerTrader"). On that date, Financial purchased 1,309,696 shares of PowerTrader US$0.01 par value per share common stock from 458468 BC Ltd., a corporation incorporated in British Columbia, Canada ("458468"), for an aggregate purchase price of US$13,096.96. Also on that date, PowerTrader issued to Financial 14,000,000 shares of common stock for an aggregate purchase price of US$140,000. Both transactions (the "Transactions") were entered into pursuant to a certain Purchase and Subscription Agreement, dated September 17, 1998, by and between 458468, PowerTrader and Financial. As a result of the Transactions, Financial became the record holder of 15,309,696 shares of PowerTrader which is 63% of the total issued and outstanding shares of common stock, for an aggregate consideration of US$153,096.96. Financial used funds from its capital reserves to fund the necessary consideration for the purchase of PowerTrader stock.


ITEM 9.  Sales of Equity Securities Pursuant to Regulation S

         On October 16, 1998, in connection with the above referenced Transactions, PowerTrader, completed the sale of 14,000,000 shares of Common Stock, to Financial, for cash consideration in the aggregate amount of US$140,000. Such transaction was consummated in reliance upon the exemptive provisions of Regulation S promulgated under the Securities Act of 1933, as amended.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 2, 1998


                                     POWERTRADER, INC.


                                     By:   /s/ Stamos Katotakis
                                           Stamos Katotakis
                                           President and Chief Executive Officer